Exhibit 99.3

NEWS RELEASE

Contact:	Investor Relations 708.483.1300 Ext 1331

TreeHouse Foods President Chris Sliva to Resign;

Dennis Riordan Named President

Oak Brook, IL, November 3, 2016 — TreeHouse Foods, Inc. (NYSE: THS) announced today that Christopher D. Sliva has tendered his resignation as President in order to pursue another career opportunity.

Dennis F. Riordan, Executive Vice President and Chief Financial Officer, whose upcoming retirement was announced in August, has committed to remain with the Company and serve as President while the Company conducts a search for a new President. Mr. Riordan will have oversight of both of the operating companies – Bay Valley Foods and TreeHouse Private Brands.

In a separate press release, the Company announced the appointment of Matthew J. Foulston as Executive Vice President and Chief Financial Officer of TreeHouse Foods, effective no later than December 2, 2016.

“We are grateful to Chris for the influence he has had on our organization and culture over the last four years,” said Sam K. Reed, Chairman and Chief Executive Officer of TreeHouse Foods. “We wish him the best as he moves into this new chapter of his career.”

“Dennis is the natural person to step into the President role in the interim. He has been a key contributor to our strategy and is familiar with all aspects of our business. Dennis will ensure continuity and operational excellence, and maintain the Company’s relentless focus on customers, categories, consumers and organizational capabilities while a permanent successor is found,” Mr. Reed concluded.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a manufacturer of packaged foods and beverages with more than 50 manufacturing facilities across the United States, Canada and Italy that focuses primarily on private label products for both retail grocery and food away from home customers. We manufacture shelf stable, refrigerated, frozen and fresh products, including beverages and beverage enhancers (single serve beverages, coffees, teas, creamers, powdered beverages and smoothies); meals (cereal, pasta, macaroni and cheese and side dishes); retail bakery (refrigerated and frozen dough, cookies and crackers); condiments (pourable and spoonable dressing, dips, pickles, soups and sauces) and healthy snacks (nuts, trail mix, bars, dried fruits and vegetables). We have a comprehensive offering of packaging formats and flavor profiles, and we also offer natural, organic and preservative free ingredients in many categories. Our strategy is to be the leading supplier of private label food and beverage products by providing the best balance of quality and cost to our customers.

Additional information, including TreeHouse’s most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse’s website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. The words “anticipate,” “believe,” “estimate,” “project,” “expect,” “intend,” “plan,” “should,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include the risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management’s Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2016, our Annual Report on Form 10-K for the year ended December 31, 2015, and from time to time in our filings with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.